Morgan Stanley Third Quarter 2024 Earnings Results

Morgan Stanley Reports Net Revenues of $15.4 Billion, EPS of $1.88 and ROTCE of 17.5%

NEW YORK, October 16, 2024 – Morgan Stanley (NYSE: MS) today reported net revenues of $15.4 billion for the third quarter ended September 30, 2024 compared with $13.3 billion a year ago. Net income applicable to Morgan Stanley was $3.2 billion, or $1.88 per diluted share,1 compared with net income of $2.4 billion, or $1.38 per diluted share,1 for the same period a year ago.

Ted Pick, Chief Executive Officer, said, “The Firm reported a strong third quarter in a constructive environment across our global footprint. Institutional Securities saw momentum in the markets and underwriting businesses on solid client engagement. Total client assets have surpassed $7.5 trillion across Wealth and Investment Management supported by buoyant equity markets and net asset inflows. Our business model is delivering strong returns while accreting capital, producing an ROTCE of 18.2% through the first three quarters of 2024. Our management continues to be focused on driving durable growth and realizing long-term returns for our shareholders.”

Financial Summary[2,3]
Firm ($ millions, except per share data)	3Q 2024	3Q 2023
Net revenues	$15,383	$13,273
Provision for credit losses	$79	$134
Compensation expense	$6,733	$5,935
Non-compensation expenses	$4,350	$4,059
Pre-tax income[6]	$4,221	$3,145
Net income app. to MS	$3,188	$2,408
Expense efficiency ratio[8]	72%	75%
Earnings per diluted share[1]	$1.88	$1.38
Book value per share	$58.25	$55.08
Tangible book value per share[4]	$43.76	$40.53
Return on equity	13.1%	10.0%
Return on tangible common equity[4]	17.5%	13.5%
Institutional Securities
Net revenues	$6,815	$5,669
Investment Banking	$1,463	$938
Equity	$3,045	$2,507
Fixed Income	$2,003	$1,947
Wealth Management
Net revenues	$7,270	$6,404
Fee-based client assets ($ billions)[9]	$2,302	$1,857
Fee-based asset flows ($ billions)[10]	$35.7	$22.5
Net new assets ($ billions)[11]	$63.9	$35.7
Loans ($ billions)	$155.2	$145.8
Investment Management
Net revenues	$1,455	$1,336
AUM ($ billions)[12]	$1,598	$1,388
Long-term net flows ($ billions)[13]	$7.3	$(6.8)

Highlights

•Net revenues for the third quarter were $15.4 billion, demonstrating the strength of our Integrated Firm with strong results across our business segments.

•The Firm delivered ROTCE of 17.5% during the third quarter and 18.2% year-to-date.2,4

•The Firm expense efficiency ratio was 72% for both the third quarter and year-to-date, benefiting from our scale and disciplined expense management while maintaining strong infrastructure to support ongoing growth.3,8

•During the quarter, the Firm accreted $2.1 billion of Common Equity Tier 1 capital and ended the quarter with a Standardized Common Equity Tier 1 capital ratio of 15.1%.16

•Institutional Securities net revenues of $6.8 billion reflect strong performance in Equity and Fixed Income on higher client activity and increased momentum in Investment Banking.

•Wealth Management delivered a pre-tax margin of 28.3% for the quarter.7 Record net revenues of $7.3 billion reflect strong asset management and transactional revenues. The business added net new assets of $64 billion in the quarter and total client assets reached $6 trillion.11 Fee-based asset flows were $36 billion for the quarter and total fee-based assets reached $2.3 trillion.9,10

•Investment Management results reflect net revenues of $1.5 billion, primarily driven by asset management revenues on higher average AUM. The quarter included positive long-term net flows of $7 billion and end-of-period AUM of $1.6 trillion.12,13

Media Relations: Wesley McDade 212-761-2430 Investor Relations: Leslie Bazos 212-761-5352

Third Quarter Results

Institutional Securities

Institutional Securities reported net revenues for the current quarter of $6.8 billion compared with $5.7 billion a year ago. Pre-tax income was $1.9 billion compared with $1.2 billion a year ago.6

Investment Banking revenues up 56% from a year ago:

•Advisory revenues increased from a year ago on modestly higher completed M&A transactions, with particular strength in EMEA.

•Equity underwriting revenues increased from a year ago driven by higher IPOs, follow-ons and blocks.

•Fixed income underwriting revenues increased significantly from a year ago primarily driven by higher non-investment grade and investment grade issuances.

Equity net revenues up 21% from a year ago:

•Equity net revenues increased from a year ago reflecting higher results across business lines driven by increased client activity, particularly in the Americas and Asia.

Fixed Income net revenues up 3% from a year ago:

•Fixed Income net revenues were essentially unchanged from a year ago reflecting higher results in macro driven by strong client engagement and volatility, largely offset by lower revenues in commodities.

Other:

•Other revenues increased from a year ago primarily driven by mark-to-market gains on investments associated with DCP.[5]

($ millions)	3Q 2024	3Q 2023
Net Revenues	$6,815	$5,669

Investment Banking	$1,463	$938
Advisory	$546	$449
Equity underwriting	$362	$237
Fixed income underwriting	$555	$252

Equity	$3,045	$2,507
Fixed Income	$2,003	$1,947
Other	$304	$277

Provision for credit losses	$68	$93

Total Expenses	$4,836	$4,377
Compensation	$2,271	$2,057
Non-compensation	$2,565	$2,320

Provision for credit losses:

•Provision for credit losses decreased due to lower provisions in the commercial real estate sector compared to the prior year quarter, partially offset by growth in the corporate loan portfolio.

Total Expenses:

•Compensation expense increased from a year ago on higher revenues and higher expenses related to DCP.5

•Non-compensation expenses increased from a year ago on higher execution-related expenses.

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Wealth Management

Wealth Management reported net revenues of $7.3 billion in the current quarter compared with $6.4 billion a year ago. Net revenues for the quarter include the positive impact of DCP. Record pre-tax income of $2.1 billion6 in the current quarter resulted in a pre-tax margin of 28.3%.7

Net revenues up 14% from a year ago:

•Asset management revenues increased from a year ago on higher asset levels and the cumulative impact of positive fee-based flows.

•Transactional revenues increased 10% excluding the impact of mark-to-market on investments associated with DCP.[5,14] The increase was driven by higher levels of client activity across products, particularly in our Advisor-led channel.

•Net interest income decreased from a year ago primarily driven by lower average sweep deposits partially offset by higher yields on the investment portfolio and lending growth.

Provision for credit losses:

•Provision for credit losses decreased due to lower provisions in the commercial real estate sector compared to the prior year quarter.

Total Expenses:

•Compensation expense increased from a year ago on higher compensable revenues and higher expenses related to DCP.[5]

($ millions)	3Q 2024	3Q 2023
Net Revenues	$7,270	$6,404
Asset management	$4,266	$3,629
Transactional[14]	$1,076	$678
Net interest	$1,774	$1,952
Other	$154	$145
Provision for credit losses	$11	$41
Total Expenses	$5,199	$4,654
Compensation	$3,868	$3,352
Non-compensation	$1,331	$1,302

Investment Management

Investment Management net revenues were $1.5 billion compared with $1.3 billion a year ago. Pre-tax income was $260 million compared with $241 million a year ago.6

Net revenues up 9% from a year ago:

•Asset management and related fees increased from a year ago on higher average AUM driven by higher market levels.

•Performance-based income and other revenues increased from a year ago on mark-to-market gains on investments associated with DCP versus losses in the prior year.[5]

Total Expenses:
•Compensation expense increased from a year ago on higher expenses related to DCP.[5]

•Non-compensation expenses increased from a year ago, primarily driven by higher distribution expenses on higher average AUM.
($ millions)	3Q 2024	3Q 2023
Net Revenues	$1,455	$1,336
Asset management and related fees	$1,384	$1,312
Performance-based income and other	$71	$24
Total Expenses	$1,195	$1,095
Compensation	$594	$526
Non-compensation	$601	$569

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Other Matters

•The Firm repurchased $0.8 billion of its outstanding common stock during the quarter as part of its Share Repurchase Program.

•The Board of Directors declared a $0.925 quarterly dividend per share payable on November 15, 2024 to common shareholders of record on October 31, 2024.

•The effective tax rate for the current quarter was 23.6%.
	3Q 2024	3Q 2023
Common Stock Repurchases
Repurchases ($MM)	$750	$1,500
Number of Shares (MM)	8	17
Average Price	$99.94	$87.59
Period End Shares (MM)	1,612	1,642
Tax Rate	23.6%	22.6%
Capital[15]
Standardized Approach
CET1 capital[16]	15.1%	15.6%
Tier 1 capital[16]	17.1%	17.6%
Advanced Approach
CET1 capital[16]	14.9%	16.1%
Tier 1 capital[16]	16.9%	18.2%
Leverage-based capital
Tier 1 leverage[17]	6.9%	6.8%
SLR[18]	5.5%	5.5%

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Morgan Stanley (NYSE: MS) is a leading global financial services firm providing a wide range of investment banking, securities, wealth management and investment management services. With offices in 42 countries, the Firm’s employees serve clients worldwide including corporations, governments, institutions and individuals. For further information about Morgan Stanley, please visit www.morganstanley.com.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.morganstanley.com.

NOTICE:

The information provided herein and in the financial supplement, including information provided on the Firm’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available on www.morganstanley.com.

This earnings release may contain forward-looking statements, including the attainment of certain financial and other targets, objectives and goals. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see “Forward-Looking Statements” preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Risk” in Part II, Item 7A in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2023 and other items throughout the Form 10-K, the Firm’s Quarterly Reports on Form 10-Q and the Firm’s Current Reports on Form 8-K, including any amendments thereto.

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1 Includes preferred dividends related to the calculation of earnings per share for the third quarter of 2024 and 2023 of approximately $160 million and $146 million, respectively.
2 The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.
3 Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors, and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.
4 Tangible common equity is a non-GAAP financial measure that the Firm considers useful for analysts, investors and other stakeholders to allow comparability of period-to-period operating performance and capital adequacy. Tangible common equity represents common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction. The calculation of return on average tangible common equity, also a non-GAAP financial measure, represents full year or annualized net income applicable to Morgan Stanley less preferred dividends as a percentage of average tangible common equity. The calculation of tangible book value per common share, also a non-GAAP financial measure, represents tangible common shareholder’s equity divided by common shares outstanding.
5 “DCP” refers to certain employee deferred cash-based compensation programs. Please refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Other Matters – Deferred Cash-Based Compensation” in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2023.
6 Pre-tax income represents income before provision for income taxes.
7 Pre-tax margin represents income before provision for income taxes divided by net revenues.
8 The expense efficiency ratio represents total non-interest expenses as a percentage of net revenues.
9 Wealth Management fee-based client assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
10 Wealth Management fee-based asset flows include net new fee-based assets (including asset acquisitions), net account transfers, dividends, interest, and client fees, and exclude institutional cash management related activity.
11 Wealth Management net new assets represent client asset inflows, inclusive of interest, dividends and asset acquisitions, less client asset outflows, and exclude the impact of business combinations/divestitures and the impact of fees and commissions.
12 AUM is defined as assets under management or supervision.
13 Long-term net flows include the Equity, Fixed Income and Alternative and Solutions asset classes and excludes the Liquidity and Overlay Services asset class.
14 Transactional revenues include investment banking, trading, and commissions and fee revenues.
15 Capital ratios are estimates as of the press release date, October 16, 2024.
16 CET1 capital is defined as Common Equity Tier 1 capital. The Firm’s risk-based capital ratios are computed under each of the (i) standardized approaches for calculating credit risk and market risk risk‐weighted assets (RWAs) (the “Standardized Approach”) and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”). For information on the calculation of regulatory capital and ratios, and associated regulatory requirements, please refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2023.

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17 The Tier 1 leverage ratio is a leverage-based capital requirement that measures the Firm’s leverage. Tier 1 leverage ratio utilizes Tier 1 capital as the numerator and average adjusted assets as the denominator.
18 The Firm’s supplementary leverage ratio (SLR) utilizes a Tier 1 capital numerator of approximately $83.7 billion and $77.9 billion, and supplementary leverage exposure denominator of approximately $1.52 trillion and $1.42 trillion, for the third quarter of 2024 and 2023, respectively.

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Consolidated Income Statement Information
(unaudited, dollars in millions)
	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage Change
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023

Revenues:
Investment banking	$1,590	$1,735	$1,048	(8%)	52%	$4,914	$3,533	39%
Trading	4,002	4,131	3,679	(3%)	9%	12,985	11,958	9%
Investments	315	157	144	101%	119%	609	384	59%
Commissions and fees	1,294	1,183	1,098	9%	18%	3,704	3,427	8%
Asset management	5,747	5,424	5,031	6%	14%	16,440	14,576	13%
Other	239	322	296	(26%)	(19%)	827	1,036	(20%)
Total non-interest revenues	13,187	12,952	11,296	2%	17%	39,479	34,914	13%
Interest income	14,185	13,529	12,126	5%	17%	40,644	33,019	23%
Interest expense	11,989	11,462	10,149	5%	18%	34,585	26,686	30%
Net interest	2,196	2,067	1,977	6%	11%	6,059	6,333	(4%)
Net revenues	15,383	15,019	13,273	2%	16%	45,538	41,247	10%
Provision for credit losses	79	76	134	4%	(41%)	149	529	(72%)
Non-interest expenses:
Compensation and benefits	6,733	6,460	5,935	4%	13%	19,889	18,607	7%
Non-compensation expenses:
Brokerage, clearing and exchange fees	1,044	995	855	5%	22%	2,960	2,611	13%
Information processing and communications	1,042	1,011	947	3%	10%	3,029	2,788	9%
Professional services	711	753	759	(6%)	(6%)	2,103	2,236	(6%)
Occupancy and equipment	473	464	456	2%	4%	1,378	1,367	1%
Marketing and business development	224	245	191	(9%)	17%	686	674	2%
Other	856	941	851	(9%)	1%	2,654	2,718	(2%)
Total non-compensation expenses	4,350	4,409	4,059	(1%)	7%	12,810	12,394	3%
Total non-interest expenses	11,083	10,869	9,994	2%	11%	32,699	31,001	5%
Income before provision for income taxes	4,221	4,074	3,145	4%	34%	12,690	9,717	31%
Provision for income taxes	995	957	710	4%	40%	2,885	2,028	42%
Net income	$3,226	$3,117	$2,435	3%	32%	$9,805	$7,689	28%
Net income applicable to nonredeemable noncontrolling interests	38	41	27	(7%)	41%	129	119	8%
Net income applicable to Morgan Stanley	3,188	3,076	2,408	4%	32%	9,676	7,570	28%
Preferred stock dividend	160	134	146	19%	10%	440	423	4%
Earnings applicable to Morgan Stanley common shareholders	$3,028	$2,942	$2,262	3%	34%	$9,236	$7,147	29%

Notes:
–In the first quarter of 2024, the Firm implemented certain presentation changes which resulted in a decrease to both interest income and interest expense of $1,179 million and $3,204 million for the three months and nine months ended September 30, 2023, respectively and no effect on net interest income, with the entire impact to the Firm recorded within the Institutional Securities segment. These changes further aligned the accounting treatment between the balance sheet and the related interest income or expense, primarily by offsetting interest income and expense for certain prime brokerage-related customer receivables and payables that are currently accounted for as a single unit of account on the balance sheet. The current and previous presentation of these interest income and interest expense amounts are acceptable and the change does not represent a change in accounting principle. These changes were applied retrospectively to the consolidated income statement in 2023 and accordingly, prior period amounts were adjusted to conform with the current presentation.
–Firm net revenues excluding mark-to-market gains and losses on deferred cash-based compensation plans (DCP) were: 3Q24: $15,144 million, 2Q24: $15,073 million, 3Q23: $13,475 million, 3Q24 YTD: $45,166 million, 3Q23 YTD: $41,182 million.
–Firm compensation expenses excluding DCP were: 3Q24: $6,457 million, 2Q24: $6,405 million, 3Q23: $5,992 million, 3Q24 YTD: $19,309 million, 3Q23 YTD: $18,293 million.
–The End Notes are an integral part of this presentation. Refer to pages 12 - 17 of the Financial Supplement for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.
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Consolidated Financial Metrics, Ratios and Statistical Data
(unaudited)
	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage Change
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023

Financial Metrics:

Earnings per basic share	$1.91	$1.85	$1.39	3%	37%	$5.79	$4.37	32%
Earnings per diluted share	$1.88	$1.82	$1.38	3%	36%	$5.73	$4.33	32%

Return on average common equity	13.1%	13.0%	10.0%			13.5%	10.5%
Return on average tangible common equity	17.5%	17.5%	13.5%			18.2%	14.2%

Book value per common share	$58.25	$56.80	$55.08			$58.25	$55.08
Tangible book value per common share	$43.76	$42.30	$40.53			$43.76	$40.53

Financial Ratios:

Pre-tax margin	27%	27%	24%			28%	24%
Compensation and benefits as a % of net revenues	44%	43%	45%			44%	45%
Non-compensation expenses as a % of net revenues	28%	29%	31%			28%	30%
Firm expense efficiency ratio	72%	72%	75%			72%	75%
Effective tax rate	23.6%	23.5%	22.6%			22.7%	20.9%

Statistical Data:

Period end common shares outstanding (millions)	1,612	1,619	1,642	—%	(2%)
Average common shares outstanding (millions)
Basic	1,588	1,594	1,624	—%	(2%)	1,594	1,635	(3%)
Diluted	1,609	1,611	1,643	—%	(2%)	1,612	1,653	(2%)
Worldwide employees	80,205	79,066	80,710	1%	(1%)

The End Notes are an integral part of this presentation. Refer to pages 12 - 17 of the Financial Supplement for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.
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